EXHIBIT 4.1

                                                                  EXECUTION COPY

                ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT

     THIS ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT (this "Agreement") is made and entered into as of September 20, 1996, by and among GOTHAM FUNDING CORPORATION (formerly known as Stellar Capital Corporation) (the "Assignor"), BANNER RECEIVABLES CORPORATION (the "Assignee"), ALAMO RENT-A-CAR, INC., a Florida corporation (the "Borrower"), THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH ("BOTM"), as Fronting Bank, and BANK OF TOKYO-MITSUBISHI TRUST COMPANY (BOTM Trust Company"), as Manager.

                                    RECITALS

     A. A Loan Agreement dated as of October 26, 1994 (as amended, modified restated and supplemented from time to time, the "Loan Agreement") has been entered into between the Borrower and the Assignor, as Lender (the "Lender"). All capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement. Pursuant to the Loan Agreement, the Lender has agreed to extend credit to the Borrower in an aggregate principal amount not to exceed at any time $250,000,000 (the "Commitment"). The aggregate principal amount of outstanding Loans under the Commitment made by the Assignor to the Borrower pursuant to the Commitment is specified in Item 2 on Schedule 1 hereto (the "Assignor Loans").

     B. The Assignor wishes to be relieved on the Assignment Date of its obligation to make further Loans under the Loan Agreement (with the effect that on and after October 2, 1996 (the final Payment Date in respect of all Assignor Loans now outstanding), all obligations to Assignor under the Loan Agreement be repaid and Assignor have no further participation in the Loan Agreement). The Borrower wishes to terminate its borrower relationship under the Loan Agreement with the Assignor as soon as possible and to commence obtaining loans from the Assignee on substantially the same terms as currently apply to Assignor Loans under the Loan Agreement. The Assignee wishes to make loans to the Borrower on substantially the same terms as currently apply to Assignor Loans under the Loan Agreement.

     C. The above could be accomplished by the Borrower terminating the Loan Agreement and entering into a new loan agreement (with substantially the same terms as the Loan Agreement) with the Assignee. For convenience and efficiency only, the parties have determined to accomplish the substantive result described in the preceding sentence by entering into this Agreement.

     On the basis of valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     Section 1. Assignment. Subject to the terms and conditions set forth herein, the Assignor hereby sells and assigns without recourse to the Assignee, and the Assignee purchases and assumes from the Assignor, on the date first set forth above (the "Assignment Date"), all rights and obligations of the Assignor under the Loan Agreement with respect to the Commitment. Assignor's rights and obligations with respect to the Assignor Loans are not being assigned to the Assignee.

     Section 2. Consent and Undertaking. The Borrower hereby consents to the assignment made herein, and without limiting any other obligation of the Borrower hereunder, undertakes to provide a new Loan Note to the Assignee, reflecting the amount of the Commitment.

     Section 3. Representations and Warranties.

          (a) Each of the Assignor and the Assignee represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement of remedies, to the following qualifications: (1) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (2) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the party against whom enforcement is sought).

          (b) The Borrower hereby confirms that each of its representations and warranties made in the Loan Agreement are true and correct, on and as of the Assignment Date, as if made on and as of such date.

          (c) The Assignor and the Borrower each hereby represent and warrant that the principal amounts and Payment Dates of each of the Assignor Loans are as specified in Item 2 of Schedule 1 hereto.

     Section 4. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to (i) the execution and delivery by the Manager of an Adoption Agreement with respect to Assignee's participation in the Loan Agreement; (ii) the execution and delivery by the Collateral Agent of an Approval of Loan Agreement under the Security Agreement with respect to Assignee's participation in the Loan Agreement; (iii) receipt by the Assignee of its Loan Note, appropriately completed and duly executed by the Borrower; (iv) receipt by the Assignee of an opinion of Tripp, Scott, Conklin & Smith acceptable to the Assignee; and (v) receipt by the Assignee of a litigation certificate from the Borrower acceptable to the Assignee.

     Section 5. Notice of Assignment. The Assignor and the Assignee hereby instruct the Borrower to make payments (i) with respect to the Assignor Loans to the Assignor in accordance with the Loan Agreement and (ii) with respect to the Loans made by the Assignee pursuant to the Commitment to the Assignee in accordance with the Loan Agreement. The Assignee's address for notices pursuant to Section 11.1 of the Loan Agreement is specified in Item 3 on Schedule 1 hereto. From and after the Assignment Date, the Assignee shall be deemed to be a party to the Loan Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided herein, shall have the rights and obligations of the Lender under the Loan Agreement. From and after the Assignment Date, (a) all interest, principal, fees and other amounts that would otherwise be payable to the Assignor in respect of the Commitment (other than in respect of the Assignor Loans) shall be paid to the Assignee, and
(b) if the Assignor receives any payment on account of the Commitment (other than in respect of the Assignor Loans), the Assignor shall promptly deliver such payment to the Assignee. Likewise, in the


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

event the Assignee receives any payment on account of interest, principal, fees or other amounts relating to the Assignor Loans, the Assignee shall promptly deliver such payment to the Assignor. The Assignee agrees to deliver to the Borrower such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Loan Agreement without deduction or withholding of tax.

     Section 6. Independent Investigation. The Assignee acknowledges that it is purchasing the Commitment from the Assignor totally without recourse and, except as provided in Section 3 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Commitment. Except for the representations or warranties set forth in Section 3, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectability, interest rate, repayment schedule or accrual status of the Commitment, the legality, validity, genuineness or enforceability of the Loan Agreement, the Loan Note, or any other Loan Document referred to in or delivered pursuant to the Loan Agreement, or financial condition or creditworthiness of the Borrower. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Loan Agreement or this Agreement. From and after the Assignment Date, the Assignor shall have no rights or obligations with respect to the Commitment.

     Section 7. Other Collateral and Other Transactions. The Assignee shall have no interest in any property in the Assignor's possession or control, or in any deposit held or other indebtedness owing by the Assignor, which may be or become collateral for or otherwise available for payment of the Assignor Loans by reason of the general description of secured obligations contained in any security agreement or other agreement or instrument held by the Assignor or by reason of the right of setoff, counterclaim or otherwise. The Assignor and its affiliates may accept deposits from, lend money to, act as trustee under indentures for and generally engage in any kind of business with the Borrower, and any person who may do business with or own securities of the Borrower, or any Affiliate of the Borrower. The Assignee shall have no interest in any property taken as security for any other loans or any other credits extended to the Borrower by the Assignor.

     Section 8. Amendments to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

          (a) On the Assignment Date, references to Collateral Agreement, Commercial Paper, Issuing Agent, Issuing Agreement, Lender, Letter Agreement, Liquidity Agreement, Loan Note, Management Agreement, Manager and Participation Agreement shall be deemed to include the following defined terms. On the date of repayment of the Assignor Loans, references to Collateral Agreement, Commercial Paper, Issuing Agent, Issuing Agreement, Lender, Letter Agreement, Liquidity Agreement, Loan Note, Management Agreement, Manager and Participation Agreement shall be deemed deleted in their entirety and replaced by the following defined terms. During the period that Loans are outstanding from both the Assignor and the Assignee, the claims of the Assignor and the Assignee against the Borrower (and against the collateral under the Security Agreement) shall, except as provided in Section 12 hereof, be pari passu.
                                       ----------


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

               "Collateral Agreement" shall mean the Security Agreement dated as of April 23, 1993 by and between the Lender and the Manager, as such agreement has been and may be further amended, supplemented or otherwise modified from time to time.

               "Commercial Paper" shall have the meaning ascribed to "Commercial Paper Notes" in the Issuing Agreement.

               "Issuing Agent" shall mean the person serving as issuing and paying agent and depositary under the Issuing Agreement.

               "Issuing Agreement" shall mean the Depositary Agreement dated as of April 23, 1993 between the Lender and the Manager, as Issuing Agent, as such agreement has been and may be further amended, supplemented or otherwise modified from time to time.

               "Lender" shall mean Banner Receivables Corporation and its successors and assigns.

               "Letter Agreement" shall mean the Letter Agreement dated as of September 20, 1996 between the Lender and the Borrower specifying certain fees payable by the Borrower to the Lender and the applicable margin.

               "Liquidity Agreement" shall mean the Liquidity Agreement dated as of September 20, 1996 between the Lender, as borrower, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as agent, Bank of Tokyo-Mitsubishi Trust Company, as liquidity agent, Bank of Tokyo-Mitsubishi Trust Company, as program administrator, and the banks panty thereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

               "Loan Note" shall mean the Loan Note delivered to Banner Receivables Corporation ("Banner") pursuant hereto and to the Assignment, Assumption and Modification Agreement, dated as of September 20, 1996, among the Borrower, Banner, Gotham Funding Corporation (formerly known as Stellar Capital Corporation), The Bank of Tokyo-Mitsubishi, Ltd., New York Branch and Bank of
          Tokyo-Mitsubishi Trust Company.

               "Management Agreement" shall mean the Program Administration Agreement dated as of September 20, 1996, between the Manager and the Lender as such agreement has been and may be further amended, supplemented or otherwise modified from time to time.

               "Manager" shall mean Bank of Tokyo-Mitsubishi Trust Company, in its capacity as Program Administrator under the Management Agreement and its successors in such capacity.

               "Participation Agreement" shall mean the Master Participation Agreement dated September 20, 1996 between The Bank of
          Tokyo-Mitsubishi, Ltd., New York Branch and the other Liquidity Lenders, as such agreement shall be amended, supplemented or otherwise modified from time to time.


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

          (b) References in the Loan Agreement and the Loan Documents to "The Bank of Tokyo, Ltd." shall refer to "The Bank of Tokyo-Mitsubishi, Ltd.,"; and references therein to "The Bank of Tokyo Trust Company" shall refer to "Bank of Tokyo-Mitsubishi Trust Company."

          (C) The definition of "Notice of Increase" and all references thereto are hereby deleted in their entirety on the date of repayment of the Assignor Loans.

     Section 9. Amendment to Section 2.19 of the Loan Agreement. Section 2.19 of the Loan Agreement is hereby amended by deleting the reference to "ninety (90) days" in the first line thereof and replacing it with "sixty (60) days".

     Section 10. Amendment to Section 11.4 of the Loan Agreement. Section 11.4(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

     The Lender may not assign any of its rights or obligations hereunder or under the Loan Note or under the other Loan Documents without the consent of the Borrower; provided, that, the Lender shall assign such rights to the
                      --------
     Manager (in its capacity as collateral agent thereunder) pursuant to the Collateral Agreement and, pursuant to the provisions of the Collateral Agreement, the Manager (in its capacity as collateral agent thereunder) may further assign the same; and provided, further, that, upon the request of
                                  -----------------
     the Required Lenders under the Liquidity Agreement at any time following the occurrence and during the continuance of an Event of Default, the Lender shall assign all of its rights and interests under the Loan Agreement, the Loan Documents and the Loan Note to The Bank of Tokyo-Mitsubishi, Ltd., New York Branch.

     Section 11. Extension of Termination Date. In accordance with the terms and provisions of Section 2.19 of the Loan Agreement, the Borrower and the Lender agree that the Termination Date is hereby extended to September 19, 1997.

     Section 12. Repayment of Assignor Loans. So long as no Default or Event of Default shall occur and be continuing under the Loan Agreement, all payments of principal and interest required to be made or made under the Loan Agreement shall be applied first to the Assignor Loans. If a Default or Event of Default shall occur and be continuing under the Loan Agreement, the Assignor and Assignee shall be entitled to exercise all rights against the Borrower afforded in the Loan Agreement or any other Loan Document or otherwise provided by law as if their interests in the Loan Agreement were separate Credit Agreements for purposes of the Security Agreement. Upon the payment in full of the Assignor Loans, all rights of the Assignor (except for rights to indemnification or costs under Article X or Section 11.12 of the Loan Agreement) under the Loan Agreement shall be automatically transferred to, and become exercisable solely by, the Assignee. Following repayment of the Assignor Loans, (i) the Manager shall cancel and terminate the Collateral Agreement dated as of October 26, 1994 with respect to Assignor's interest under the Loan Agreement, and all UCC financing statements filed in respect thereof, (ii) Assignor shall cancel and return to the Borrower Assignor's Loan Note, (iii) the Assignor shall terminate the portion of its Liquidity Agreement currently allocated to the Loan Agreement,
(iv) The Bank of Tokyo-Mitsubishi, Ltd. shall cancel the Master Participation Agreement dated as of October 26, 1994 and (v) the Manager, the Assignor, the Borrower and the Assignee shall take such other action as is appropriate to evidence the aforesaid repayment and the termination of the Assignor's participation in the Loan Agreement.


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

     Section 13. Effect on Related Agreements on the Assignment Date and Thereafter Until Payment of Assignor Loans.

          (a) On the Assignment Date, the undrawn portion of the Alamo Related Commitment under the Gotham Liquidity Agreement (the "Gotham Liquidity Commitment") shall automatically be reduced to equal the Face Value (as defined therein) of all then outstanding Alamo Related Commercial Paper.

          (b) During the period from the Assignment Date until the payment of the Assignor Loans (the "Interim Period") simultaneously with each repayment of an Assignor Loan, the Gotham Liquidity Commitment shall automatically be reduced by an amount equal to the Face Value of the Alamo Related Commercial Paper formerly funding such Loan.

     Section 14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Assignor and the Assignee.

     Section 15. Method of Payment. All payments to be made by either panty hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

     Section 16. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Loan Agreement or the other Loan Documents) as to the subject matter hereof. This Agreement shall be deemed to be a Loan Document for all purposes under the Loan Agreement and the other Loan Documents. The Assignee hereby makes each of the consents and agreements required of it pursuant to Section 9.5 of the Loan Agreement.

     Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

     Section 18. Effect on Loan Agreement and Loan Documents. Any references or provisions in the Loan Agreement or the Loan Documents which are inconsistent with the provisions of this Agreement are hereby amended to be consistent with the provisions of this Agreement. Except as amended or supplemented hereby, the Loan Agreement and the Loan Documents each remain in full force and effect and are each hereby ratified and approved in all respects.

     Section 19. Lender Representative. The Assignee hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Loan Note irrevocably to appoint and authorize, the Manager as its Lender Representative under the Security Agreement to take such actions as its representative on its behalf and to exercise such powers under the Loan Agreement as are delegated by the terms of the Loan Agreement and the Security Agreement, together with such powers as are reasonably incidental thereto, which shall include, but need not be limited to, the voting of each Lender's Voting Obligations (as defined in the Security Agreement) in accordance with the instructions of the Assignee in connection with any matter requiring a vote of the Assignee, the execution of any Adoption Agreement on behalf of such Lender and the execution of any Collateral Pool Description Addendum; provided that the Lender Representative shall not instruct the Collateral Agent to act except in compliance with the instructions of the Borrower and the Lenders or under the terms and conditions of the Loan Agreement.


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

     Section 20. References. From and after the Assignment Date, all references to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended by this Agreement.

     Section 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

     Section 22. Nonpetition Covenants.

          (a) Notwithstanding any prior termination of this Agreement, neither the Assignee, nor the Borrower, nor the Fronting Bank nor the Manager shall themselves (or join with others to), prior to the date which is one year and one day after the maturity of the last maturing Commercial Paper note issued by the Assignor, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Assignor to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Assignor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Assignor or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Assignor.

          (b) Notwithstanding any prior termination of this Agreement, neither the Assignor, nor the Borrower, nor the Fronting Bank nor the Manager shall themselves (or join with others to), prior to the date which is one year and one day after the maturity of the last maturing Commercial Paper note issued by the Assignee, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Assignee to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Assignee under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Assignee or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Assignee.

                  [Remainder of page intentionally left blank]


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed, all as of the day and year first above written.

                                   GOTHAM FUNDING CORPORATION
                                   (formerly known as Stellar
                                   Capital Corporation)


                                     By  /S/ Tiffany Percival
                                         ------------------------------
                                         Name  TIFFANY PERCIVAL
                                         Title Vice President

                                   BANNER RECEIVABLES CORPORATION

                                     By  [ILLEGIBLE]
                                         ------------------------------
                                         Name  ________________________
                                         Title ________________________

                                   "BORROWER"

                                   ALAMO RENT-A-CAR, INC.,
                                     a Florida corporation

                                     By  /S/ N. Maria Menendez
                                         ------------------------------
                                         N. Maria Menendez
                                         Treasurer


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

     The Fronting Bank under the Liquidity Agreement with Stellar Capital Corporation dated April 1, 1994 and the Liquidity Agreement with Banner Receivables Corporation dated September 20, 1996 hereby agrees, accepts and consents to the foregoing Assignment, Assumption and Modification Agreement.

                                   "FRONTING BANK"

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     NEW YORK BRANCH


                                   By  [ILLEGIBLE]
                                         ------------------------------
                                         Name  ________________________
                                         Title ________________________


     Bank of Tokyo-Mitsubishi Trust Company, as Manager under the Management Agreement and pledgor under a Collateral Agreement dated as of October 26, 1994 hereby agrees, accepts and consents to the foregoing Assignment, Assumption and Modification Agreement.

                                   "MANAGER"

                                   BANK OF TOKYO-MITSUBISHI TRUST
                                     COMPANY


                                   By  [ILLEGIBLE]
                                       --------------------------------
                                         Name  ________________________
                                         Title ________________________


     NationsBank, N.A. (South), as Collateral Agent, hereby consents to the foregoing Assignment, Assumption and Modification Agreement.

                                   NATIONSBANK, N.A. (SOUTH),
                                     as Collateral Agent


                                   By _________________________________
                                         Richard M. Starke
                                         Vice President


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

     The Fronting Bank under the Liquidity Agreement with Stellar Capital Corporation dated April 1, 1994 and the Liquidity Agreement with Banner Receivables Corporation dated September 20, 1996 hereby agrees, accepts and consents to the foregoing Assignment, Assumption and Modification Agreement.

                                   "FRONTING BANK"

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     NEW YORK BRANCH


                                   By  ________________________________
                                         Name  ________________________
                                         Title ________________________

     Bank of Tokyo-Mitsubishi Trust Company, as Manager under the Management Agreement and pledgor under a Collateral Agreement dated as of October 26, 1994 hereby agrees, accepts and consents to the foregoing Assignment, Assumption and Modification Agreement.

                                   "MANAGER"

                                   BANK OF TOKYO-MITSUBISHI TRUST
                                     COMPANY


                                   By  ________________________________
                                         Name  ________________________
                                         Title ________________________

     NationsBank, N.A. (South), as Collateral Agent, hereby consents to the foregoing Assignment, Assumption and Modification Agreement.

                                   NATIONSBANK, N.A. (SOUTH),
                                     as Collateral Agent


                                   By /S/Richard M. Starke
                                         ------------------------------
                                         Richard M. Starke
                                         Vice President


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

                                   SCHEDULE 1

                                       TO

                ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT

                                 Loan Agreement
                   Between Alamo Rent-A-Car, Inc., as borrower
                       and Banner Receivables Corporation,
                                    as Lender
                          dated as of October 26, 1994

Item 1.  Commitment                                   $250,000,000

Item 2.  Assignor Loans Outstanding                   $250,000,000
           consisting of:

                   Maturity Date                       CP Face Amount
                   -------------                       --------------
                      10/01/96                         $45,000,000.00
                      09/26/96                         $60,000,000.00
                      09/25/96                         $35,000,000.00
                      10/02/96                         $50,000,000.00
                      10/01/96                         $20,000,000.00
                      09/23/96                         $40,000,000.00

Item 3.  See Exhibit A to
           Schedule I for Assignee
           notice information
           under Loan Agreement


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